Exhibit 99.2

 Fourth Quarter and Full Year 2022 Earnings Presentation  March 9, 2023

 Forward-Looking Statements  2  This presentation contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the future financial performance of Home Point Capital Inc. (“we,” “our,” “us” or the “Company”), our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; the requirement to repurchase mortgage loans or indemnify investors if we breach representations and warranties; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; risks related to any subservicer; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to grow our loan origination business or effectively manage our loan production volume; difficult conditions or disruptions in the mortgage-backed securities (“MBS”), mortgage, real estate and financial markets; competition in the industry in which we operate; our ability to acquire loans and sell the resulting MBS in the secondary markets on favorable terms in our production activities; our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any failure to attract and retain a highly skilled workforce, including our senior executives; our ability to obtain, maintain, protect and enforce our intellectual property; any cybersecurity risks, cyber incidents and technology failures; material changes to the laws, regulations or practices applicable to reverse mortgage programs operated by the Federal Housing Administration (“FHA”) and the U.S. Department of Housing and Urban Development; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; any employment litigation and related unfavorable publicity; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; our ability to fully utilize our net operating loss (“NOL”) and other tax carryforwards; any challenge by the Internal Revenue Service of the amount, timing and/or use of our NOL carryforwards; possible changes in legislation and the effect on our ability to use the tax benefits associated with our NOL carryforwards; the impact of other changes in tax laws; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements, which are mostly uncommitted; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with changes in the London Inter-Bank Offered Rate reporting practices and the use of alternative reference rates such as SOFR; our ability to raise the debt or equity capital required to finance our assets and grow our business; risks associated with derivative financial instruments; our ability to comply with continually changing federal, state and local laws and regulations; the impact of revised rules and regulations and enforcement of existing rules and regulations by the Consumer Financial Protection Bureau; the impact of revised rules and regulations and enforcement of existing rules and regulations by state regulatory agencies; our ability to comply with the Government-Sponsored Enterprises (“GSE”), FHA, U.S. Department of Veterans Affairs (“VA”) and U.S. Department of Agriculture (“USDA”) guidelines and changes in these guidelines or GSE and Government National Mortgage Association (“Ginnie Mae”) guarantees; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as Ginnie Mae, the FHA or the VA, the USDA, or GSEs such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to comply with the regulations applicable to our investment management subsidiary; the impact of private legal proceedings; risks associated with our acquisition of mortgage servicing rights; the impact of our counterparties terminating our servicing rights under which we conduct servicing activities; risks associated with higher risk loans that we service; and our ability to foreclose on our mortgage assets in a timely manner or at all; and the effects of the COVID-19 pandemic on our business. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be amended, supplemented, or superseded from time to time by other reports filed by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

 3   Quarterly origination volume of $1.7 billion; GOS Margin attributable to channels was 86 bps  Fourth Quarter 2022 Results  Financial Performance                Quarterly net loss of $36.8 million ($(0.27) basic and diluted loss per share)                   Quarterly total net revenue of $19.2 million   Approximately 1,700 active broker partners in the quarter                     Servicing portfolio of $88.7 billion as of December 31, 2022  Operational Results   More than 9,200 Broker Partners at quarter end, 15% year-over-year increase                   Available liquidity of $662.5 million at the end of the fourth quarter

 Delivering on Key Priorities  4  Focus on Wholesale     Executing on expense reduction and efficiency initiatives  Improving our cash flow and earnings profile  Progress Against Priorities  Completed the sale of non-strategic assets in the fourth quarter including Longbridge Financial and Home Point Mortgage Acceptance Corporation Asset Management vehicle.  During the fourth quarter, we sold approximately $6 billion UPB of our Ginnie Mae servicing for proceeds totaling $87.8 million.   We have made significant progress in reducing our fixed expense base on an annualized basis by over $250 million.  Our weighted average coupon on the servicing portfolio is 3.35% and 60+ day delinquencies remain less than 1.0%, resulting in record low prepayment levels which we continue to see thus far in Q1.  Ended the quarter with gain on sale margin attributable to channels of 86 bps despite starting the quarter with approximately 51 bps.  Maintaining a strong liquidity and leverage position

 Fourth Quarter 2022 Financial Results  5  Total revenue, net of $19.2 million, compared to $180.5 million in the fourth quarter of 2021 and $8.3 million in the third quarter of 2022  Total expenses of $63.1 million improved 58.5% versus the fourth quarter of 2021 and 31.0% from the third quarter of 2022 (excluding restructuring and goodwill impairment charges in the third quarter) due to the Company’s cost management initiatives.  Fourth quarter 2022 net loss of $36.8 million, compared to net income of $19.3 million year-over-year and net loss of $94.3 million in the third quarter of 2022  ($mm, except per share values)  For the quarter ended  For the year ended 12/31  12/31/2022  9/30/2022  12/31/2021  2022  2021  (Loss) gain on loans, net  $ (1.3)   $ (10.3)   $ 64.0   $ 47.1   $ 585.8   Loan fee income   3.3    7.6    32.8    46.0    150.9   Loan servicing fees   61.2    60.1    83.6    265.3    331.4   Change in fair value of mortgage servicing rights   (38.8)    (46.2)    6.3    (97.7)    (76.8)   Other (loss) income   (5.2)    (2.9)    (6.2)    (5.1)    (29.8)   Total revenue, net   19.2    8.3    180.5    255.6    961.5   Total expenses   63.1    115.7    152.2    434.9    752.6   (Loss) income before income tax   (43.9)    (107.4)    28.3    (179.3)    208.9   Income tax benefit (expense)   7.1    25.0    (7.7)    41.9    (58.0)   (Loss) income from equity method investment   —    (11.9)    (1.3)    (26.3)    15.4   Net (loss) income  $ (36.8)   $ (94.3)   $ 19.3   $ (163.7)   $ 166.3    Net margin   (192) %   (1136) %   11%   (64) %   17%  (Loss) earnings per share:  Basic  $ (0.27)   $ (0.68)   $ 0.14   $ (1.18)   $ 1.19   Diluted   (0.27)    (0.68)    0.14    (1.18)    1.19   Basic weighted average common stock outstanding (mm)   138.4    138.4    139.1    138.6    139.2   Diluted weighted average common stock outstanding (mm)   138.4    138.4    140.8    138.6    140.0

Origination Segment Highlights

- Fourth quarter Origination segment revenue of $3.0 million compared to $102.9 million in the fourth quarter of 2021 and $1.7 million in the third quarter of 2022
- Gain on sale margin attributable to channels, before giving effect to the impact of capital markets and other activity, was 86 basis points in the fourth quarter of 2022, compared to 58 basis points in the fourth quarter of 2021 and 51 basis points in the prior quarter
- Fourth quarter contribution loss of $24.2 million compared to $3.4 million contribution margin year-over-year and $44.4 million contribution loss in the prior quarter
- Broker Partners of 9,259 as of December 31, 2022, increased by 1,247 from the end of the fourth quarter of 2021, and increased by 143 from the end of the third quarter of 2022
- In the fourth quarter of 2022, we had 1,658 active broker partners

($mm)	For the quarter ended			For the year ended 12/31	
	12/31/2022	9/30/2022	12/31/2021	2022	2021
Gain on loans, net	$ (1.3)	$ (10.3)	$ 64.2	$ 47.1	$ 585.8
Loan fee income	3.3	7.6	32.8	46.0	150.9
Interest income, net and other income	1.0	4.4	5.9	21.5	13.9
Total Origination segment revenue	**3.0**	**1.7**	**102.9**	**114.6**	**750.6**
Directly attributable expense	27.2	46.1	99.5	221.5	513.6
Contribution margin	**$ (24.2)**	**$ (44.4)**	**$ 3.4**	**$ (106.9)**	**$ 237.0**

Key Performance Indicators[1]	For the quarter ended			For the year ended 12/31	
	12/31/2022	9/30/2022	12/31/2021	2022	2021
Total Funded Origination Volume	$ 1,691	$ 4,142	$ 20,516	$ 27,680	$ 96,203
Total Fallout Adjusted Lock Volume	$ 1,403	$ 3,735	$ 17,333	$ 26,605	$ 83,145
Gain on Sale Margin (bps)[2]	22	4	59	43	90
Origination Volume by Purpose:					
Purchase	83.8%	81.1%	37.5%	61.3 %	31.1 %
Refinance	16.2%	18.9%	62.5%	38.7 %	68.9 %
Third Party Partners:					
Number of Broker Partners	9,259	9,116	8,012	9,259	8,012
Number of Correspondent Partners	N/A	N/A	676	N/A	676

(1) See Appendix for additional volume and gain on sale information by channel.

(2) Calculated as gain on sale divided by Fallout Adjusted Lock Volume. Gain on sale includes gain on loans, net, loan fee income, and interest income (expense), net for the Origination segment.

Home Point Capital

6

Servicing Segment Highlights

- Loan servicing fees of $61.2 million in the fourth quarter of 2022, compared to $83.6 million year-over-year and $60.1 million in the third quarter of 2022
- Servicing segment adjusted contribution margin in the fourth quarter of 2022 was $33.3 million, up from $1.4 million in the year-ago quarter and up from $20.7 million in the prior quarter
- The Servicing segment generated a contribution margin of $15.3 million, in the fourth quarter of 2022, compared to $74.4 million in the fourth quarter of 2021 and $3.2 million in the third quarter of 2022
- Servicing portfolio customers of 315,478, down 25.9% from the fourth quarter of 2021, and down 4.8% compared to the third quarter of 2022

($mm)	For the quarter ended			For the year ended 12/31	
	12/31/2022	9/30/2022	12/31/2021	2022	2021
Loan servicing fees	$ 61.2	$ 60.1	$ 83.6	$ 265.3	$ 331.4
Interest income, net and other income	5.9	4.1	0.4	12.2	2.1
Total Servicing segment revenue	**67.1**	**64.2**	**84.0**	**277.5**	**333.5**
Directly attributable expense	13.0	14.8	15.9	58.0	70.9
Primary Margin	**54.1**	**49.4**	**68.1**	**219.5**	**262.6**
Change in MSR fair value: amortization	(20.8)	(28.7)	(66.7)	(131.8)	(307.6)
Adjusted contribution margin	**33.3**	**20.7**	**1.4**	**87.7**	**(45.0)**
Change in MSR fair value: mark-to-market, net of hedge	(18.0)	(17.5)	73.0	34.1	230.7
Contribution margin	**$ 15.3**	**$ 3.2**	**$ 74.4**	**$ 121.8**	**$ 185.7**

Key Performance Indicators	For the quarter ended[1]			For the year ended 12/31	
	12/31/2022	9/30/2022	12/31/2021	2022	2021
MSR servicing portfolio - UPB	$ 88,669	$ 94,088	$ 128,360	$ 88,669	$ 128,360
Average MSR servicing portfolio - UPB	$ 91,378	$ 92,302	$ 127,096	$ 108,514	$ 108,318
MSR servicing portfolio - Units	315,478	331,264	425,989	315,478	425,989
Weighted average coupon rate	3.35 %	3.30 %	2.96 %	3.35 %	2.96 %
60+ days delinquent, incl. forbearance	0.9 %	1.0 %	0.7 %	0.9 %	0.7 %
MSR multiple	6.0	5.8	4.6	6.0	4.6

(1) Figures as of period end, except "Average MSR servicing portfolio - UPB" which is average for the period.

Home Point Capital

7

 Balance Sheet Highlights  8  $662.5 million of available liquidity at the end of the fourth quarter of 2022, including $97.2 million of cash and cash equivalents and $565.2 million of undrawn capacity from MSR line of credit and other credit facilities  MSR balance of $1.4 billion as of December 31, 2022, in line with year-end 2021 and prior quarter  Total assets of $2.4 billion as of December 31, 2022, compared to $7.3 billion as of year-end 2021, and $3.1 billion as of December 31, 2022  Total equity of $603.4 million as of December 31, 2022, down from $776.6 million as of year-end 2021, and down from $639.1 million at the end of the third quarter of 2022  Total warehouse capacity of $2.8 billion as of December 31, 2022  Summary Balance Sheet  As of  ($mm)  12/31/2022  9/30/2022  12/31/2021  Assets:  Cash and cash equivalents and Restricted cash  $ 108.5   $ 148.4   $ 207.8   Mortgage loans held for sale (at fair value)   643.0    917.8    5,107.1   Mortgage servicing rights (at fair value)   1,402.5    1,492.5    1,525.1   Assets held for sale   —    38.9    63.7   Other assets   284.1    484.6    354.6   Total assets  $ 2,438.1   $ 3,082.2   $ 7,258.3   Liabilities and Shareholders' Equity:  Warehouse lines of credit   496.5    870.6    4,718.7   Term debt and other borrowings, net   942.1    941.3    1,226.5   Other liabilities   396.1    631.2    536.5    Total liabilities   1,834.7    2,443.1    6,481.7   Shareholders' Equity:  Additional paid in capital   513.6    512.5    523.8   Retained earnings   89.8    126.6    252.8   Treasury stock   —    —    —    Total shareholders' equity   603.4    639.1    776.6    Total liabilities and shareholders' equity  $ 2,438.1   $ 3,082.2   $ 7,258.3

Detailed Income Statement

($mm, except per share values)	For the quarter ended 12/31/2022	9/30/2022	12/31/2021	For the year ended 12/31 12/31/2022	12/31/2021
(Loss) gain on loans, net	$ (1.3)	$ (10.3)	$ 64.0	$ 47.1	$ 585.8
Loan fee income	3.3	7.6	32.8	46.0	150.9
Interest income	15.4	21.5	39.5	91.4	136.5
Interest expense	(23.9)	(26.3)	(46.8)	(112.3)	(169.4)
Interest expense, net	(8.5)	(4.8)	(7.3)	(20.9)	(32.9)
Loan servicing fees	61.2	60.1	83.6	265.3	331.4
Change in fair value of mortgage servicing rights	(38.8)	(46.2)	6.3	(97.7)	(76.8)
Other income	3.3	1.9	1.1	15.8	3.1
Total revenue, net	**19.2**	**8.3**	**180.5**	**255.6**	**961.5**
Compensation and benefits	29.1	62.8	98.7	256.9	494.2
Loan expense	1.9	4.0	12.1	21.9	63.9
Loan servicing expense	11.3	11.2	5.1	35.4	27.4
Production technology	3.3	3.7	6.8	16.2	31.9
General and administrative	11.2	12.5	20.9	60.3	95.5
Depreciation and amortization	2.8	2.6	2.6	10.7	10.1
Impairment of goodwill	—	10.8	—	10.8	—
Other expenses	3.5	8.1	6.0	22.7	29.6
Total expenses	63.1	115.7	152.2	434.9	752.6
(Loss) income before income tax	**(43.9)**	**(107.4)**	**28.3**	**(179.3)**	**208.9**
Pre-tax margin	***(229)%***	***(1294)%***	***16 %***	***(70)%***	***22 %***
Income tax benefit (expense)	$ 7.1	$ 25.0	$ (7.7)	$ 41.9	$ (58.0)
(Loss) income from equity method investment	$ —	$ (11.9)	$ (1.3)	$ (26.3)	$ 15.4
Net (loss) income	**$ (36.8)**	**$ (94.3)**	**$ 19.3**	**$ (163.7)**	**$ 166.3**
Net margin	***(192)%***	***(1136)%***	***11 %***	***(64)%***	***17 %***
(Loss) earnings per share:					
Basic	$ (0.27)	$ (0.68)	$ 0.14	$ (1.18)	$ 1.19
Diluted	$ (0.27)	$ (0.68)	$ 0.14	$ (1.18)	$ 1.19
Basic weighted average common stock outstanding (mm)	138.4	138.4	139.1	138.6	139.2
Diluted weighted average common stock outstanding (mm)	138.4	138.4	140.8	138.6	140.0
Adjusted income statement metrics[1]:					
Adjusted revenue	$ 37.2	$ 13.9	$ 106.2	$ 195.2	$ 746.2
Adjusted net (loss) income	$ (21.7)	$ (80.9)	$ (33.8)	$ (189.8)	$ (0.3)
Adjusted net margin	*(58)%*	*(582)%*	*(32)%*	*(97)%*	*— %*

(1) Non-GAAP measures. See non-GAAP reconciliation for a reconciliation of each measure to the nearest GAAP measure.

Home Point Capital

10

(1) Non-GAAP measures. See non-GAAP reconciliation for a reconciliation of each measure to the nearest GAAP measure.

 Detailed Balance Sheet  11  ($mm)  As of  12/31/2022  9/30/2022  12/31/2021  Assets:  Cash and cash equivalents  $ 97.2   $ 130.3   $ 171.0   Restricted cash   11.3    18.1    36.8   Cash and cash equivalents and Restricted cash   108.5    148.4    207.8   Mortgage loans held for sale (at fair value)   643.0    917.8    5,107.1   Mortgage servicing rights (at fair value)   1,402.5    1,492.5    1,525.1   Property and equipment, net   11.7    13.4    21.9   Accounts receivable, net   124.7    167.7    129.1   Derivative assets   25.6    72.2    84.4   Goodwill   —    —    10.8   Government National Mortgage Association loans eligible for repurchase   85.9    194.5    65.2   Assets held for sale   —    38.9    63.7   Other assets   36.2    36.8    43.2   Total assets  $ 2,438.1   $ 3,082.2   $ 7,258.3   Liabilities and Shareholders’ Equity:  Warehouse lines of credit   496.5    870.6    4,718.7   Term debt and other borrowings, net   942.1    941.3    1,226.5   Accounts payable and accrued expenses   64.3    82.9    138.2   Government National Mortgage Association loans eligible for repurchase   85.9    194.5    65.2   Deferred tax liabilities   183.9    193.9    229.8   Derivative liabilities   4.1    92.8    26.7   Other liabilities   57.9    67.1    76.6    Total liabilities   1,834.7    2,443.1    6,481.7   Shareholders’ Equity:  Common stock   —    —    —   Additional paid in capital   513.6    512.5    523.8   Retained earnings   89.8    126.6    252.8   Treasury stock   —    —    —    Total shareholders' equity   603.4    639.1    776.6    Total liabilities and shareholders' equity  $ 2,438.1   $ 3,082.2   $ 7,258.3

Volume & Margin Detail by Channel

VOLUME DETAIL BY CHANNEL

($mm)	For the quarter ended			For the year ended 12/31	
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Funded Origination Volume by Channel					
Wholesale	$ 1,673	$ 4,020	$ 15,046.9	$ 22,393	$ 69,451
Correspondent	—	64	4,500	4,529	21,872
Direct	18	58	969	758	4,880
Total Funded Origination Volume	**$ 1,691**	**$ 4,142**	**$ 20,516**	**$ 27,680**	**$ 96,203**
Fallout Adjusted Lock Volume by Channel					
Wholesale	$ 1,397	$ 3,688.8	$ 12,606	$ 22,132.4	$ 61,021.7
Correspondent	N/A	N/A	4,042	3,879.9	18,827.7
Direct	7	46	685	593	3,295
Total Fallout Adjusted Lock Volume	**$ 1,403**	**$ 3,735**	**$ 17,333**	**$ 26,605**	**$ 83,145**

GAIN ON SALE MARGIN DETAIL BY CHANNEL

($mm)	For the quarter ended					
	12/31/2022		9/30/2022		12/31/2021	
	$ Amount	Basis Points	$ Amount	Basis Points	$ Amount	Basis Points
Gain on Sale Margin by Channel						
Wholesale	$ 11.6	85	$ 17.9	48	$ 76.4	61
Correspondent	N/A	N/A	N/A	N/A	7.4	18
Direct	0.2	254	$ 1.2	260	17.5	256
Margin Attributable to Channels	**11.8**	**86**	**$ 19.1**	**51**	**101.3**	**58**
Other (Loss) Gain on Sale[1]	(8.7)	(64)	$ (17.4)	(47)	1.6	1
Gain on Sale Margin[2]	**$ 3.1**	**22**	**$ 1.7**	**4**	**$ 102.9**	**59**

(1) Includes interest income (expense), net, realized and unrealized gains (losses) on locks and mortgage loans held for sale, net hedging results, the provision for the representation and warranty reserve, and differences between modeled and actual pull-through.

(2) Calculated as gain on sale divided by Fallout Adjusted Lock Volume. Gain on sale includes gain on loans, net, loan fee income, and interest income (expense), net for the Origination segment.

Home Point Capital

12

Summary Segment Results - By Quarter

($mm)	For the quarter ended December 31, 2022						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item	Segments Total
Revenue:							
(Loss) gain on loans, net	$ (1.3)	$ —	$ (1.3)	$ —	$ (1.3)	$ —	$ (1.3)
Loan fee income	3.3	—	3.3	—	3.3	—	3.3
Loan servicing fees	—	61.2	61.2	—	61.2	—	61.2
Change in fair value of mortgage servicing rights	—	(38.8)	(38.8)	—	(38.8)	—	(38.8)
Interest income (expense), net	1.0	5.9	6.9	(15.4)	(8.5)	—	(8.5)
Other income	—	—	—	3.3	3.3	—	3.3
Total Revenue	**$ 3.0**	**$ 28.3**	**$ 31.3**	**$ (12.1)**	**$ 19.2**	**$ —**	**$ 19.2**
Contribution margin	**$ (24.2)**	**$ 15.3**	**$ (8.9)**	**$ —**	**$ (8.9)**		

($mm)	For the quarter ended September 30, 2022						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item	Segments Total
Revenue:							
Gain on loans, net	$ (10.3)	$ —	$ (10.3)	$ —	$ (10.3)	$ —	$ (10.3)
Loan fee income	7.6	—	7.6	—	7.6	—	7.6
Loan servicing fees	—	60.1	60.1	—	60.1	—	60.1
Change in fair value of mortgage servicing rights	—	(46.2)	(46.2)	—	(46.2)	—	(46.2)
Interest income (expense), net	4.4	4.1	8.5	(13.3)	(4.8)	—	(4.8)
Other income	—	—	—	(10.0)	(10.0)	11.9	1.9
Total Revenue	**$ 1.7**	**$ 18.0**	**$ 19.7**	**$ (23.3)**	**$ (3.6)**	**$ 11.9**	**$ 8.3**
Contribution margin	**$ (44.4)**	**$ 3.2**	**$ (41.2)**	**$ (77.9)**	**$ (119.1)**		

($mm)	For the quarter ended September 30, 2021						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item	Segments Total
Revenue:							
(Loss) gain on loans, net	$ 64.2	$ (0.2)	$ 64.0	$ —	$ 64.0	$ —	$ 64.0
Loan fee income	$ 32.8	$ —	$ 32.8	$ —	$ 32.8	$ —	$ 32.8
Loan servicing fees	$ —	$ 83.6	$ 83.6	$ —	$ 83.6	$ —	$ 83.6
Change in fair value of mortgage servicing rights	$ —	$ 6.3	$ 6.3	$ —	$ 6.3	$ —	$ 6.3
Interest income (expense), net	$ 5.9	$ 0.6	$ 6.5	$ (13.8)	$ (7.3)	$ —	$ (7.3)
Other income (expense)	$ —	$ —	$ —	$ (0.3)	$ (0.3)	$ 1.4	$ 1.1
Total Revenue	**$ 102.9**	**$ 90.3**	**$ 193.2**	**$ (14.1)**	**$ 179.1**	**$ 1.4**	**$ 180.5**
Contribution margin	**$ 3.4**	**$ 74.4**	**$ 77.8**	**$ (50.8)**	**$ 27.0**		

Home Point Capital
13

Summary Segment Results - By Year

($mm)	For the year December 31, 2022						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item	Segments Total
Revenue:							
(Loss) gain on loans, net	$ 47.1	$ —	$ 47.1	$ —	$ 47.1	$ —	$ 47.1
Loan fee income	46.0	—	46.0	—	46.0	—	46.0
Loan servicing fees	—	265.3	265.3	—	265.3	—	265.3
Change in fair value of mortgage servicing rights	—	(97.7)	(97.7)	—	(97.7)	—	(97.7)
Interest income (expense), net	21.4	12.2	33.6	(54.5)	(20.9)	—	(20.9)
Other income	0.1	—	0.1	(10.6)	(10.5)	26.3	15.8
Total Revenue	**$ 114.6**	**$ 179.8**	**$ 294.4**	**$ (65.1)**	**$ 229.3**	**$ 26.3**	**$ 255.6**
Contribution margin	**$ (106.9)**	**$ 121.8**	**$ 14.9**	**$ (220.2)**	**$ (205.3)**		

($mm)	For the year December 31, 2021						
	Origination	Servicing	Segments Total	All Other	Total	Reconciliation Item	Segments Total
Revenue:							
(Loss) gain on loans, net	$ 585.8	$ —	$ 585.8	$ —	$ 585.8	$ —	$ 585.8
Loan fee income	$ 150.9	$ —	$ 150.9	$ —	$ 150.9	$ —	$ 150.9
Loan servicing fees	$ —	$ 331.4	$ 331.4	$ —	$ 331.4	$ —	$ 331.4
Change in fair value of mortgage servicing rights	$ —	$ (76.8)	$ (76.8)	$ —	$ (76.8)	$ —	$ (76.8)
Interest income (expense), net	$ 13.9	$ 1.9	$ 15.8	$ (48.7)	$ (32.9)	$ —	$ (32.9)
Other income (expense)	$ —	$ 0.2	$ 0.2	$ 18.3	$ 18.5	$ (15.4)	$ 3.1
Total Revenue	**$ 750.6**	**$ 256.7**	**$ 1,007.3**	**$ (30.4)**	**$ 976.9**	**$ (15.4)**	**$ 961.5**
Contribution margin	**$ 237.0**	**$ 185.8**	**$ 422.8**	**$ (198.6)**	**$ 224.2**		

Home Point Capital
14

Non-GAAP to GAAP Reconciliations  15  RECONCILIATION OF TOTAL REVENUE, NET TO ADJUSTED REVENUE  ($mm)  For the quarter ended  For the year ended 12/31  12/31/2022  9/30/2022  12/31/2021  12/31/2022  12/31/2021  Total revenue, net  $ 19.2   $ 8.3   $ 180.5   $ 255.6   $ 961.5   Loss from equity method investment   —    (11.9)    (1.3)    (26.3)    15.4   Change in fair value of MSR, net of hedge   18.0    17.5    (73.0)    (34.1)    (230.7)   Adjusted revenue  $ 37.2   $ 13.9   $ 106.2   $ 195.2   $ 746.2   RECONCILIATION OF TOTAL NET (LOSS) INCOME TO ADJUSTED NET (LOSS) INCOME   ($mm)  For the quarter ended  For the year ended 12/31  12/31/2022  9/30/2022  12/31/2021  12/31/2022  12/31/2021  Total net (loss) income  $ (36.8)   $ (94.3)   $ 19.3   $ (163.7)   $ 166.3   Change in fair value of MSR, net of hedge   18.0    17.5    (73.0)    (34.1)    (230.7)   Income tax effect of change in fair value of MSR, net of hedge   (2.9)    (4.1)    19.9    8.0    64.1   Adjusted net (loss) income  $ (21.7)   $ (80.9)   $ (33.8)   $ (189.8)   $ (0.3)   RECONCILIATION OF NET MARGIN TO ADJUSTED NET MARGIN  ($mm)  For the quarter ended  For the year ended 12/31  12/31/2022  9/30/2022  12/31/2021  12/31/2022  12/31/2021  Total revenue, net  $ 19.2   $ 8.3   $ 180.5   $ 255.6   $ 961.5   Total net (loss) income   (36.8)    (94.3)    19.3    (163.7)    166.3    Net margin   (192) %   (1136) %   11%   (64) %   17 %  Adjusted revenue  $ 37.2   $ 13.9   $ 106.2   $ 195.2   $ 746.2   Adjusted net (loss) income   (21.7)    (80.9)    (33.8)    (189.8)    (0.3)    Adjusted net margin   (58) %   (582) %   (32) %   (97) %   — %

    To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income (Loss), and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.  We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment.  We define Adjusted net Income as Net income (Loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge.  We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net Income (Loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net Income (Loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full.  We define Adjusted net margin by dividing Adjusted net Income (Loss) by Adjusted revenue.  We believe that Adjusted revenue, Adjusted net Income (Loss), and Adjusted net margin can provide useful information to investors and others in understanding and evaluating our operating results. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.  We believe that the presentation of Adjusted revenue, Adjusted net Income (Loss), and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income (Loss), and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, other companies may define Adjusted revenue, Adjusted net Income (Loss), and Adjusted net margin differently, and as a result, our measures of Adjusted revenue, Adjusted net Income (Loss), and Adjusted net margin may not be directly comparable to those of other companies.  16  Non-GAAP Financial Measures